Exhibit 99.1

Company Contact:	Investor Relations Contact:
Phillip Podgorski	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-874-0591	Email: brett@haydenir.com
Email: podgorskip@Ranor.com	Website: www.haydenir.com
Website: www.TechPrecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fiscal Year 2026 Third Quarter Financial Results

The Company achieves productivity gains for the nine month year-to-date period.

Westminster, MA – February 17, 2026– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components, today reported financial results for the third quarter ended December 31, 2025. The components that we manufacture are customer designed and sold to customers in the defense and precision industrial markets. We have two wholly owned subsidiaries that are each reportable segments, Ranor and Stadco.

“Our Ranor segment executed on a favorable project mix with improved gross margin and gross profit in the third quarter,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Stadco revenue decreased by 10% and Stadco cost of revenue increased by 2% year-over-year due to unfavorable product mix. The decreases dropped through to gross profit, and as a result, Stadco reported an operating loss in the third quarter.”

“Our consolidated year-to-date results were better as the Company achieved significant productivity gains when compared to the same prior year period, as cost of revenue decreased by 12% and gross profit increase by 72%,” stated Mr. Shen.

“Customer confidence remains high with our backlog reaching $46.0 million as of December 31, 2025,” Mr. Shen continued. “We expect to deliver this backlog over the next one to three fiscal years with expectations for gross margin improvement throughout the period.”

The following summary compares the three and nine months ended December 31, 2025 to the same prior year period:

Consolidated Financial Results - Fiscal 2026 Three Months Ended December 31, 2025

•	Revenue was $7.1 million, a 7% decrease primarily on lower revenue at Stadco.
•	Cost of revenue was $6.7 million, a 1% increase as Stadco was impacted by unfavorable product mix.
•	Gross profit was $0.4 million, a decrease of 62% as lower revenue at Stadco impacted operating results.
•	SG&A increased by 3% as an increase in compensation more than offset a decrease in advisory and office costs.
•	Operating losses increased, primarily due to the Stadco revenue decline and lower margin drop-through.
•	Interest expense decreased by 18%, due primarily to lower scheduled interest payments on term loans.
•	Net loss was $1.5 million, compared with net loss $0.8 million in the same period a year ago.

Consolidated Financial Results - Fiscal 2026 Nine Months Ended December 31, 2025

•	Revenue was $23.6 million, a 4% decrease primarily on lower revenue at Ranor.
•	Cost of revenue was $19.7 million, or a 12% decrease primarily on favorable product mix at Ranor and Stadco.

•	Gross profit was $3.9 million, an increase of $1.6 million driven by improved operating performance.
•	SG&A decreased by 1% primarily on lower costs at Stadco.
•	Operating loss was $0.9 million compared to a loss of $2.5 million, primarily on improved margin drop-through.
•	Interest expense decreased by 5%, due primarily to lower scheduled interest costs on our term loans.
•	Net loss was $1.2 million, compared with net loss $2.9 million in the same period a year ago.

Financial Position

On December 31, 2025 and March 31, 2025, the Company had approximately $0.1 million and $0.2 million in cash and cash equivalents, respectively. Working capital was negative $0.5 million on December 31, 2025 and debt totaled $6.7 million. Working capital was negative $1.6 million and total debt was $7.4 million on March 31, 2025. Negative working capital reflects required classification of all debt obligations as current due to debt covenant violations.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Tuesday, February 17, 2026. To participate in the live conference call, please dial 1-877-545-0523 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0016. When prompted, reference TechPrecision and enter code 562435.

A replay will be available until March 3, 2026. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 53570.

The call will also be available over the Internet and accessible at: https://www.webcaster5.com/Webcast/Page/2198/53570.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, is a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components. The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 95% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government tariffs, regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31,	March 31,
(in thousands, except share and per share data)	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$50	$195
Accounts receivable, less allowances for credit losses of $0 and $53, on December 31 and March 31, 2025	2,656	2,192
Contract assets	11,420	9,587
Raw materials	1,935	1,800
Work-in-process	988	1,082
Other current assets	515	490
Total current assets	17,564	15,346
Property, plant and equipment, net	11,370	13,791
Right of use asset, net	3,740	4,268
Other noncurrent assets	122	122
Total assets	$32,796	$33,527
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,246	$2,437
Accrued expenses	3,587	3,685
Contract liabilities	3,146	1,040
Customer deposits	1,631	1,631
Current portion of long-term lease liability	793	770
Current portion of long-term debt, net	6,650	7,353
Total current liabilities	18,053	16,916
Long-term equipment financing	—	3
Long-term lease liability	3,067	3,638
Other noncurrent liability	3,697	4,230
Total liabilities	24,817	24,787
Stockholders’ Equity:
Common stock - par value $.0001 per share, 50,000,000 shares authorized: Shares issued and outstanding: December 31, 2025 – 10,011,332 and 10,006,332, respectively. Shares issued and outstanding: March 31, 2025 – 9,761,825 and 9,751,825, respectively.	1	1
Additional paid in capital	19,369	18,885
Accumulated deficit	(11,391)	(10,146)
Total stockholders’ equity	7,979	8,740
Total liabilities and stockholders’ equity	$32,796	$33,527

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$7,094	$7,622	$23,559	$24,554
Cost of revenue	6,713	6,631	19,690	22,310
Gross profit	381	991	3,869	2,244
Selling, general and administrative	1,733	1,687	4,742	4,769
Loss from operations	(1,352)	(696)	(873)	(2,525)
Other income	---	44	2	57
Interest expense	(121)	(147)	(374)	(392)
Total other expense, net	(121)	(103)	(372)	(335)
Loss before income taxes	(1,473)	(799)	(1,245)	(2,860)
Income tax expense	---	---	---	---
Net loss	$(1,473)	$(799)	$(1,245)	$(2,860)
Net loss per share - basic and diluted	$(0.15)	$(0.08)	$(0.13)	$(0.30)
Weighted average shares outstanding – basic and diluted	10,007,122	9,607,785	9,880,527	9,389,346

TECHPRECISION CORPORATION

REVENUE, COST OF REVENUE, GROSS PROFIT BY SEGMENT (unaudited)

Three months ended:	December 31, 2025		December 31, 2024		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$4,362	62%	$4,310	57%	$52	1%
Stadco	2,984	42%	3,312	43%	(328)	(10)%
Intersegment elimination	(252)	(4)%	---	---%	(252)	nm %
Consolidated Revenue	$7,094	100%	$7,622	100%	$(528)	(7)%
Cost of revenue
Ranor	$3,067	43%	$2,798	37%	$269	10%
Stadco	3,898	55%	3,833	50%	65	2%
Intersegment elimination	(252)	(4)%	---	---%	(252)	nm %
Consolidated Cost of revenue	$6,713	94%	$6,631	87%	$82	1%
Gross profit
Ranor	$1,547	22%	$1,512	20%	$35	2%
Stadco	(1,166)	(16)%	(521)	(7)%	(645)	(124)%
Consolidated Gross profit	$381	6%	$991	13%	$(610)	(62)%

nm-not meaningful

Nine months ended:	December 31, 2025		December 31, 2024		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$13,032	55%	$13,482	55%	$(450)	(3)%
Stadco	11,135	47%	11,139	45%	(4)	---%
Intersegment elimination	(608)	(2)%	(67)	---%	(541)	(806)%
Consolidated Revenue	$23,559	100%	$24,554	100%	$(995)	(4)%
Cost of revenue
Ranor	$8,282	35%	$9,215	38%	$(933)	(10)%
Stadco	12,016	51%	13,162	54%	(1,146)	(9)%
Intersegment elimination	(608)	(2)%	(67)	---%	(541)	(807)%
Consolidated Cost of revenue	$19,690	84%	$22,310	92%	$(2,620)	(12)%
Gross profit
Ranor	$5,248	22%	$4,266	17%	$982	23%
Stadco	(1,379)	(6)%	(2,022)	(8)%	643	32%
Consolidated Gross profit	$3,869	16%	$2,244	9%	$1,625	72%

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended December 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,245)	$(2,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,098	2,093
Amortization of debt issue costs	56	67
Change in fair value of stock acquisition termination fee	---	419
Stock based compensation expense	522	40
Change in contract loss provision	110	186
Gain on disposal of fixed assets	---	1
Change in allowance for doubtful accounts	(53)	---
Changes in operating assets and liabilities:
Accounts receivable	(411)	401
Contract assets	(1,833)	110
Work-in-process and raw materials	(41)	50
Other current assets	(25)	189
Accounts payable	(191)	425
Accrued expenses	(813)	(536)
Contract liabilities	2,106	(1,121)
Other noncurrent liabilities	(533)	(459)
Net cash used in operating activities	(253)	(995)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(3,255)	(2,796)
Reimbursements for purchases of property, plant and equipment	4,133	2,566
Net cash provided by (used in) investing activities	878	(230)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement	---	1,801
Private placement fees	---	(213)
Debt issue costs	(30)	(58)
Proceeds from equipment financing	---	65
Revolver loan borrowings	13,731	10,526
Revolver loan payments	(13,955)	(10,381)
Payments of principal for leases	(8)	(7)
Repayments of long-term debt	(508)	(481)
Net cash (used in) provided by financing activities	(770)	1,252
Net (decrease) increase in cash and cash equivalents	(145)	27
Cash and cash equivalents, beginning of period	195	138
Cash and cash equivalents, end of period	$50	$165

EBITDA Non-GAAP Financial Measure

	Three Months ended December 31,			Nine Months ended December 31,
(dollars in thousands)	2025	2024	Change	2025	2024	Change
Net loss	$(1,473)	$(799)	$(674)	$(1,245)	$(2,860)	$1,615
Interest expense (1)	121	147	(26)	374	392	(18)
Depreciation and amortization	694	703	(11)	2,098	2,093	5
EBITDA	$(658)	$51	$(709)	$1,227	$(375)	$1,602

(1)	Includes amortization of debt issue costs